Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2026 with respect to the financial statements of Trailblazer Holdings, Inc. for the year ended December 31, 2025 included in the Annual Report on Form 10-K.

/s/ CBIZ CPAs P.C.

New York, NY

July 2, 2026